UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 02, 2023

CLEAN COAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50053	26-1079442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Floor 22

New York, NY 10017

(Address of principal executive offices)

(646) 727-4847

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common	CCTC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2023, Clean Coal Technologies, Inc. (“Clean Coal” or the “Company”), a Nevada corporation, NewStream Acquisition Corp., a Wyoming corporation and wholly-owned subsidiary of Clean Coal (the “Merger Subsidiary”), and NewStream Energy Technology Group, Inc., a Wyoming corporation (“NewStream”) entered into an Agreement and Plan of Merger and Reorganization (“Merger Agreement”) pursuant to which, pending the filing of a certificate of merger with the state of Wyoming,  the Merger Subsidiary will be merged with and into NewStream, with NewStream surviving as a wholly-owned subsidiary of Clean Coal (the “Merger”).

The Company is acquiring NewStream, through a reverse triangular merger with Merger Subsidiary in exchange for the issuance to the shareholders of NewStream, pro rata, an aggregate of 275,000,000 shares of common stock of the Company.

The Merger Agreement contains customary conditions, including, among others (i) the absence of any law or order prohibiting the closing, (ii) subject to certain exceptions, the accuracy of representations and warranties and performance of covenants, and (iii) the effectiveness of the registration statement for the Company common stock to be issued in the Merger. The Company and NewStream have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants of NewStream requiring it to conduct its business in the ordinary course consistent with past practice between the execution of the Merger Agreement and consummation of the Merger.

The foregoing is only a brief description of the material terms of the Agreement and Plan of Merger and Reorganization, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the Agreement filed as Exhibit 4.1, to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. Pursuant to the Merger Agreement we issued 275,000,000 shares of our common stock to the New Stream shareholders, their affiliates or assigns, in exchange for 100% of the outstanding shares of New Stream.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
4.1	Agreement and Plan of Merger and Reorganization among Clean Coal Technologies, Inc., NewStream Acquisition Corp., and NewStream Energy Technology Group, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN COAL TECHNOLOGIES, INC.

Dated: May 08, 2023	By:	/s/ Aiden Neary
Aiden Neary
Chief Financial Officer